Exhibit 99.1

FOR IMMEDIATE RELEASE March 21, 2023

Scilex Holding Company Announces Financing of up to $25 Million to Enhance Commercialization of Three FDA Approved Non-Opioid Pain Management Products

•

Proceeds from the financing commitment will be used to enhance the launch and commercialization of Scilex’s three FDA-approved non-opioid pain management products (ZTlido®, Gloperba® and ElyxybTM) for the treatment of acute and chronic pain.

•	The financing will enable further investment in Scilex’s non-opioid pain management portfolio, accelerating its mission to launch innovative non-opioid pain management products in major markets.

PALO ALTO, CA – March 21, 2023 /Newswire/ — Scilex Holding Company (Nasdaq: SCLX, “Scilex”), a majority-owned subsidiary of Sorrento Therapeutics, Inc. (OTC: SRNEQ), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, announced that it has entered into a securities purchase agreement with YA II PN, Ltd., a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (”Yorkville”), for the issuance and sale of unsecured convertible debentures in the principal amount of up to $25 million.

The convertible debentures will be issued and sold in three tranches as follows: (i) $10.0 million upon the signing of the definitive agreement with respect to the debentures (the “First Closing Date”), (ii) $7.5 million upon the filing of a registration statement with the U.S. Securities and Exchange Commission (“SEC”) relating to the shares of common stock underlying the convertible debentures, and (iii) $7.5 million at the time such registration statement is declared effective by the SEC.

The convertible debentures will bear interest at a rate of 7.00% per year and will mature on December 21, 2023, the date that is nine months following the First Closing Date.

Subject to the terms and conditions of the convertible debentures, Yorkville has the right to convert all or any portion of the convertible debentures at its option into shares of Scilex’s common stock at a price of $8.00 per share (the “Conversion Price”). The Conversion Price is subject to a one-time reset equal to the average of the daily VWAP for the three consecutive trading days immediately prior to the date that is 60 days after the First Closing Date, if such average is less than the Conversion Price in effect as of such date.

Page | 1

Scilex intends to use the proceeds to enhance the commercialization of Scilex’s three non-opioid pain management products for the treatment of acute and chronic pain. Scilex’s suite of FDA-approved non-opioid pain management products include:

•

ZTlido®, a lidocaine topical system approved for the relief of neuropathic pain associated with post-herpetic neuralgia. ZTlido® was strategically designed to address the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period.

•

Gloperba®, an FDA-approved, novel, oral solution of a widely used anti-gout agent (colchicine) for the prophylaxis of gout flares in adults. No other liquid formulation is currently approved by the FDA for the treatment of gout.

•

ELYXYBTM, a first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults.[1] There is strong evidence for use of NSAIDs as a first-line treatment for migraine, and ELYXYBTM (celecoxib) is in the same class of agents, is fast acting and has the potential to have the lowest GI side effects of all NSAIDs.[2] ELYXYBTM has the potential to further expand Scilex’s non-opioid portfolio in broader acute pain indications.

“We are pleased to conclude this agreement with Yorkville, which will provide funding to expand ZTlido® promotion worldwide and enhance the launch and commercialization of Gloperba® and ELYXYBTM. We believe the acute and chronic pain patients are not well served with the current options on the market. A recent report from the Centers for Disease Control and Prevention states that opioids do not provide clinically meaningful pain relief and are not first line therapy for acute and chronic pain3,” said Jaisim Shah, Chief Executive Officer and President of Scilex.

The convertible debentures and the common stock issuable upon conversion thereof have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Scilex has granted Yorkville registration rights requiring Scilex to register the resale of the shares of the underlying common stock.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R Program for SEMDEXATM, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in

Page | 2

March 2022. Scilex intends to submit a request to the FDA for a type D meeting for purposes of pre-NDA discussion with the FDA. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product ZTlido® in October 2018, in-licensed a commercial product Gloperba® in June 2022, and its third FDA-approved product ElyxybTM in February 2023. It is also developing its late-stage pipeline, which includes a pivotal Phase 3 candidate, and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with post-herpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex in-licensed the exclusive rights to commercialize ElyxybTM (celecoxib oral solution) in the U.S. and Canada, the only FDA-approved ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. Scilex is planning to commercialize Gloperba® and ElyxybTM in 2023 and is well-positioned to market and distribute the product. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2 study, triple-strength formulation of ZTlido®, for the treatment of acute low back pain, with FDA Fast Track status; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia that has completed multiple Phase 1 trial programs and is expected to initiate Phase 2 trials in 2023. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 – Corticosteroid Lumbar Epidural Analgesia for Radiculopathy – Full Text View – ClinicalTrials.gov.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the convertible debenture transaction, the use of proceeds from such transaction, Scilex’s long-term objectives and commercialization plans, Scilex’s potential to attract new capital, future opportunities for Scilex, Scilex’s future business strategies, the expected cash resources of Scilex and the expected uses thereof; Scilex’s current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity; statements regarding ELYXYBTM, SP-102 (SEMDEXA™), SP-103 or SP-104, if

Page | 3

approved by the FDA; Scilex’s development and commercialization plans; and Scilex’s products, technologies and prospects.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks regarding Scilex’s ability to receive the entire proceeds under the convertible debentures transaction; general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the results of the Phase 2 trial for SP-103 or Phase 1 trials for SP-104 may not be successful; risks that the prior results of the clinical trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

Reference

1)	Source: Celecoxib Oral Solution Approved for Acute Migraine May 2020.
https://www.neurologylive.com/view/celecoxib-oral-solution-gets-goahead-for-acute-migraine

2)	Source: Acute Migraine Headache: Treatment Strategies.
https://www.aafp.org/pubs/afp/issues/2018/0215/p243.html

3)	Source: CDC Clinical Practice Guideline for Prescribing Opioids for Pain — United States, 2022
https://www.cdc.gov/mmwr/volumes/71/rr/rr7103a1.htm

Page | 4

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYBTM is the subject of an exclusive, transferable license to use the trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2023 Scilex Holding Company All Rights Reserved.

Page | 5